UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

--------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2019

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 14, 2019, Superconductor Technologies Inc. (the "Company" or "STI") held a Special Meeting of Stockholders (the "Special Meeting"). For more information about the proposal, see the Company's Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 15, 2019, the relevant portions of which are incorporated herein by reference.

At the Special Meeting, stockholders representing 3,280,852 shares, or 59.6%, of the 5,502,609 shares of common stock outstanding on the record date of September 25, 2019 were present in person or by proxy, constituting a quorum for the purposes of the Special Meeting.

Below are the final voting results on the matters submitted to a vote of stockholders. Proposal 1, which required the affirmative vote of a majority of the shares of common stock outstanding, was not approved by stockholders. Proposal 2 received sufficient votes to be approved but no further action was taken in light of the vote on Proposal 1 being held.

Proposal 1.       The amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio to be determined by our Board within a specified range, with a reduction in the authorized number of shares of our common stock by a corresponding ratio, received the following votes:

For	Against	Abstain	Broker Non-Votes
1,757,746	1,492,711	30,395	-

Proposal 2.        Adjournment of the Special Meeting if necessary, for the purpose of soliciting additional proxies in favor of the proposed amendment as described in Proposal 1, received the following votes:

For	Against	Abstain	Broker Non-Votes
1,710,626	1,464,094	106,132	-

As announced on October 29, 2019, the Company’s management and Board are exploring strategic alternatives for the Company, which may include, among others, a strategic investment financing that would enable the company to pursue its current business plan to commercialize the Conductus wire platform; a business combination such as a merger with another party; or a sale of STI. The company’s timetable for the conclusion of this review and its decisions related to any potential strategic alternatives are subject to the company’s cash limitations previously disclosed.

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Safe Harbor Statement

Statements in this Current Report on Form 8-K release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which capital may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted, to implement our current business plan and maintain our viability or to complete an alternative strategic transaction, with our existing cash reserves only expected to be sufficient into the first quarter of 2020; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2018, and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: November 20, 2019	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer

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